Exhibit 99.1

Media Relations Contact:
Brian Ziel (831.439.5429)
brian.ziel@seagate.com

Investor Relations Contact:
Rod Cooper (831.439.2371)
rod.j.cooper@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL THIRD QUARTER
2010 FINANCIAL RESULTS

- Quarterly revenue of $3 billion, net income of $518 million and record unit shipments of 50.3 million

SCOTTS VALLEY, CA — April 20, 2010 — Seagate Technology (NASDAQ: STX) today reported financial results for the quarter ended April 2, 2010 of 50.3 million disk drive unit shipments, revenue of $3.05 billion, gross margin of 29.6%, net income of $518 million and diluted earnings per share of $1.00. The financial results for the quarter include $9 million of purchased intangibles amortization expense and $4 million of restructuring charges. The aggregate impact of these expense items is $13 million or approximately $0.03 per diluted share.

For the nine months ended April 2, 2010 the company reported 146.5 million disk drive unit shipments, revenue of $8.74 billion, gross margin of 28.3%, net income of $1.23 billion and diluted earnings per share of $2.38. The financial results for the nine months ended April 2, 2010 include $29 million of purchased intangibles amortization expense, $50 million of restructuring costs and a write down of long-lived assets of $64 million. The aggregate impact of these expense items is $143 million or approximately $0.28 per diluted share.

“Consistent with our expectations at the beginning of the March quarter, we achieved strong operational and financial results,” said Steve Luczo, Seagate CEO. “We delivered record shipments while our inventory levels at our OEM and distribution customers remained at nearly all time lows across all geographies and all product offerings. Demand for Seagate products remains very strong and we expect to see tight supply throughout the remainder of the calendar year.”

Additional information relating to the financial results for the fiscal third quarter of 2010 can be found online at seagate.com.

Conference Call

Seagate will hold a conference call to review the third quarter results today at 3:00 p.m. Pacific Time. During today’s conference call, the company will provide an outlook for its fourth fiscal quarter of 2010, including key underlying assumptions.

The conference call can be accessed online at seagate.com or by phone as follows:

USA: (800) 299-7928

International: (617) 614-3926

Participant Passcode: 19009043

Replay

A replay will be available beginning today at 6:00 p.m. Pacific Time. The replay can be accessed from seagate.com.

About Seagate

Seagate is the world leader in hard disk drives and storage solutions. Learn more at seagate.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to the Company’s future operating and financial performance in the June 2010 quarter, and thereafter, and include statements regarding expected revenue, gross margin, customer demand for disk drives and general market conditions. These forward-looking statements are based on information available to Seagate as of the date of this press release. Current expectations, forecasts and assumptions involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control. In particular, global economic conditions may pose a risk to the Company’s operating and financial performance. Such risks and uncertainties also include the impact of variable demand; dependence on Seagate’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; and the Company’s ability to achieve projected cost savings. Information concerning risks, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the Company’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on August 19, 2009 and in the Company’s Quarterly Report on Form 10-Q as filed with the U.S. Securities and Exchange Commission on February 1, 2010, which statements are incorporated into this press release by reference. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and Seagate undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

# # #

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	April 2, 2010	July 3, 2009 (a)
ASSETS
Current assets:
Cash and cash equivalents	$2,062	$1,427
Short-term investments	214	114
Restricted cash and investments	103	508
Accounts receivable, net	1,451	1,033
Inventories	685	587
Deferred income taxes	81	97
Other current assets	560	528
Total Current Assets	5,156	4,294

Property, equipment and leasehold improvements, net	2,054	2,229
Deferred income taxes	384	372
Other assets, net	153	192
Total Assets	$7,747	$7,087

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$—	$350
Accounts payable	1,895	1,573
Accrued employee compensation	214	144
Accrued warranty	193	213
Accrued expenses	445	483
Accrued income taxes	12	10
Current portion of long-term debt	377	421
Total Current Liabilities	3,136	3,194
Long-term accrued warranty	201	224
Long-term accrued income taxes	60	69
Other non-current liabilities	95	120
Long-term debt, less current portion	1,598	1,926
Total Liabilities	5,090	5,533

Total Shareholders’ Equity	2,657	1,554
Total Liabilities and Shareholders’ Equity	$7,747	$7,087

(a)          As adjusted due to changes to the accounting for convertible debt instruments implemented in the first quarter of fiscal year 2010.

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	April 2, 2010	April 3, 2009 (a)	April 2, 2010	April 3, 2009 (a)

Revenue	$3,049	$2,150	$8,738	$7,452

Cost of revenue	2,148	1,997	6,261	6,457
Product development	224	243	658	738
Marketing and administrative	105	134	323	424
Amortization of intangibles	8	13	23	41
Restructuring and other, net	4	25	50	126
Impairment of goodwill and other long-lived assets	—	—	64	2,320
Total operating expenses	2,489	2,412	7,379	10,106

Income (loss) from operations	560	(262)	1,359	(2,654)

Interest income	2	3	4	15
Interest expense	(41)	(37)	(127)	(102)
Other, net	1	5	(7)	(17)
Other income (expense), net	(38)	(29)	(130)	(104)

Income (loss) before income taxes	522	(291)	1,229	(2,758)
Provision for (benefit from) income taxes	4	(16)	(1)	284
Net income (loss)	$518	$(275)	$1,230	$(3,042)

Net income (loss) per share:
Basic	$1.05	$(0.56)	$2.48	$(6.25)
Diluted	1.00	(0.56)	2.38	(6.25)
Number of shares used in per share calculations:
Basic	493	489	495	487
Diluted	520	489	519	487

Dividends declared per share	$—	$0.03	$—	$0.27

(a)          As adjusted due to changes to the accounting for convertible debt instruments implemented in the first quarter of fiscal year 2010.

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	For the Nine Months Ended
	April 2, 2010	April 3, 2009 (a)

OPERATING ACTIVITIES
Net income (loss)	$1,230	$(3,042)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	584	707
Stock-based compensation	38	70
Impairment of goodwill and other long-lived assets	64	2,320
Deferred income taxes	10	295
Other non-cash operating activities, net	22	(1)
Changes in operating assets and liabilities:
Accounts receivable	(418)	534
Inventories	(98)	368
Accounts payable	242	(263)
Accrued employee compensation	70	(323)
Accrued expenses and warranty	(124)	(150)
Other assets and liabilities	(12)	116
Net cash provided by (used in) operating activities	1,608	631

INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(372)	(553)
Purchases of short-term investments	(278)	(124)
Maturities and sales of short-term investments	176	146
Decrease in restricted cash and investments	26	—
Proceeds from sale of investment in equity securities	—	11
Other investing activities, net	1	8
Net cash provided by (used in) investing activities	(447)	(512)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	15	350
Repayment of short-term borrowings	(365)	—
Repayment of long-term debt	(385)	(20)
Decrease in restricted cash and investments	379	—
Proceeds from exercise of employee stock options and employee stock purchase plan	81	45
Repurchase of common shares	(251)	—
Dividends to shareholders	—	(132)
Net cash provided by (used in) financing activities	(526)	243
Increase (decrease) in cash and cash equivalents	635	362
Cash and cash equivalents at the beginning of the period	1,427	990
Cash and cash equivalents at the end of the period	$2,062	$1,352

(a)          As adjusted due to changes to the accounting for convertible debt instruments implemented in the first quarter of fiscal year 2010.